ROLLINS TRUCK LEASING CORP.
                               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                     TO BE HELD JANUARY 26, 1995



TO THE HOLDERS OF COMMON STOCK:

    PLEASE TAKE NOTICE that the 1995 Annual Meeting of Shareholders of ROLLINS TRUCK LEASING CORP., a Delaware corporation, will be held on the First Floor, 1209 Orange Street, Wilmington, Delaware, on Thursday, January 26, 1995, at 9:00 A.M. (Eastern Standard Time) for the following purposes:

          1.   To elect two Class III Directors to the Board of Directors;

          2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation, as described in the Proxy Statement, to increase the number of shares of Common Stock, par value $1.00 per share, that the Company authorized to issue from 50,000,000 to 100,000,000 shares;

          3. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

          The Proxy Statement dated December 21, 1994 is attached.

          The Board of Directors has fixed the close of business on December 16, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

          You are cordially invited to attend the Annual Meeting. If you cannot be present in person, please sign and date the enclosed proxy and promptly mail it in the enclosed return envelope which requires no postage. Any shareholder giving a proxy has the right to revoke it any time before it is voted.

                                         BY ORDER OF THE BOARD OF DIRECTORS
                                              MICHAEL B. KINNARD, Secretary

Dated:  Wilmington, Delaware
          December 21, 1994


YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN
IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO UNITED STATES POSTAGE.

                                 PROXY STATEMENT

                            ROLLINS TRUCK LEASING CORP.
                          ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JANUARY 26, 1995



         The information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Shareholders to be held on January 26, 1995 (the "Annual Meeting") is submitted to the shareholders for their information.

                       SOLICITATION OF AND POWER TO REVOKE PROXY

          This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of ROLLINS TRUCK LEASING CORP., a Delaware corporation (the "Company"). Proxies solicited hereby are to be voted at the Annual Meeting or at any adjournment thereof.

          The mailing address for the Company's principal executive office is
P. O. Box 1791, Wilmington, Delaware 19899. This Proxy Statement and the form of proxy were first sent to the Company's shareholders on December 21, 1994.

          A form of proxy is enclosed. Each proxy submitted will be voted as directed but, if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors as Class III Directors.

          The solicitation of proxies will be by mail. It may be that further solicitation of proxies will be made by telephone, telegram or interview with some shareholders of the Company, following the original solicitation. All such further solicitations will be made by regular officers and employees of the Company, who will not be additionally compensated therefor, or its Transfer Agent. The Company will bear the entire cost of all such solicitations, which will be nominal and include reimbursements paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.

          Each shareholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person, whether or not such shareholder has previously given a proxy.

                                                  CAPITAL STOCK

               The outstanding capital stock of the Company on December 16, 1994 consisted of shares of Common Stock, par value $l.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on December 16, 1994, the record date for determining shares entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

               The holders of a majority of the issued and outstanding Common Stock constitute a quorum at any meeting of shareholders and the affirmative vote of a majority of the shares present is required for shareholder approval, except for certain proposals to amend the Restated Certificate of Incorporation which require the affirmative vote of the holders of all outstanding Common Stock for approval. Other amendments to the Restated Certificate of Incorporation concerning: (a) special meetings of shareholders;
(b) amendments to the by-laws; (c) provisions relating to the Board of Directors; and (d) certain business transactions, when not approved by a majority of the Board of Directors, require the affirmative vote of 75% of the shares then entitled to be voted for approval.

               As of October 31, 1994, only five persons were known to the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company. The name and address of each such person, together with the number of shares owned and the percentage of outstanding shares that ownership represents and information a to Common Stock ownership of the Named Executives identified in the Summary Compensation Table and the officers and directors of the Company as a group (according to information received by the Company) are set forth below:

                                       Number of Shares
Title of  Names and Addresses            and Nature of       Percent of
 Class    of Beneficial Owners        Beneficial Ownership     Class

Common    John W. Rollins                 4,971,135(1)         10.9%
          One Rollins Plaza
          Wilmington, DE  19803

Common    Fidelity Management and          2,865,375            6.3%
          Research Corp.
          82 Devonshire Street
          Boston, MA  02109

Common    Munder Capital Management, Inc.  3,050,000            6.7%
          480 Pierce Street, Suite 300
          Birmingham, MI  48009

Common    Neuberger and Berman             2,658,545(2)         5.8%
          605 Third Avenue
          New York, NY  10158

Common    Strong/Corneliuson Capital       2,870,000            6.3%
          Management, Inc.
          100 Heritage Reserve
          P.O. Box 2936
          Milwaukee, WI  53201

Common    Patrick J. Bagley                   30,215             .1%
          One Rollins Plaza
          Wilmington, DE  19803

Common    David F. Burr                      156,888             .3%
          One Rollins Plaza
          Wilmington, DE  19803

Common    John W. Rollins, Jr.             1,012,350            2.2%
          One Rollins Plaza
          Wilmington, DE  19803

Common    Henry B. Tippie                  1,620,000            3.5%
          One Rollins Plaza
          Wilmington, DE  19803

Common    All Directors and Officers       7,878,675           17.2%
          as a Group (8 persons)


(1)  Owned directly and of record.

(2) Neuberger & Berman ("N&B") is a registered investment advisor. In its capacity as investment advisor, N&B may have discretionary authority to dispose of or to vote shares that are under its management. As a result, N&B may be deemed to have beneficial ownership of such shares. N&B does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. No single N&B client has an interest at N&B that amounts to 5% or more of the shares of Rollins Truck Leasing Corp. As of October 31, 1994, of the shares set forth above, N&B had shared dispositive power with respect to 2,685,545 shares, sole voting power with respect to 699,034 shares and shared voting power with respect tp 323,900 shares.


                                          PROPOSAL NO. 1
                                       ELECTION OF DIRECTORS

           Two individuals are to be elected at the Annual Meeting to serve as Class III Directors for a term of three years, and until the election and qualification of their successors. Three other individuals serve as directors but are not standing for re-election because their terms as directors extend past the Annual Meeting pursuant to provisions of the Company's Restated Certificate of Incorporation which provide for the election of directors for staggered terms, with each director serving a three year term.

           Unless a shareholder WITHHOLDS AUTHORITY, the proxy holders will vote FOR the election of the persons named below to three year terms as directors. Although the Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as a director at the time of the election, unless the shareholder WITHHOLDS AUTHORITY, the proxies will be voted for any nominee designated by the present Board of Directors to fill such vacancy.

           The name and age of each nominee, his principal occupation, the period during whichhe has served as a director, together with the number of shares of Common Stock beneficially owned by him, directly or indirectly, and the percentage of outstanding shares that ownership represents, all as at the close of business October 31, 1994 (according to information received by the Company), are set forth below. Similar information is also provided for those directors whose terms expire in future years.

                                                             Shares     Percent
                                                               of       of Out-
 Names of                    Principal    Service as         Common     standing
 Nominees                  Occupation (1)  Director     Age  Stock(2)   Shares

Class III (Term Expires 1998)

John W. Rollins            Chairman of the 1954 to date  78  4,971,135(4) 10.9%
                           Board, and Chief
                           Executive Officer;
                           Chairman of the
                           Board and
                           Chief Executive
                           Officer, Rollins
                           Environmental
                           Services, Inc.* (3)

Henry B. Tippie            Chairman of the   1974 to date  67 1,620,000(5)  3.5%
                           Executive         1954 to 1965
                           Committee and Vice
                           Chairman of the
                           Board; Chairman of
                           the Executive
                           Committee and
                           Director, Rollins
                           Environmental
                           Services, Inc.*;
                           Chairman of the
                           Executive Committee
                           and Director,
                           Matlack Systems,
                           Inc.**; Chairman
                           of the Board and
                           Chief Executive
                           Officer, Tippie
                           Communications, Inc.
                           et al. (Radio
                           Stations)

Names of Directors Whose
Terms Have Not Expired

Class I (Term Expires 1996)

Gary W. Rollins            President,         1975 to date   50   79,650(6)  .2%
                           Rollins, Inc.
                           (Residential and
                           commercial
                           services) (3)

Class II (Term Expires 1997)

William B. Philipbar, Jr.  Retired; Former    1993 to Date  69   8,437      -
                           President and
                           Chief Executive
                           Officer, Rollins
                           Environmental
                           Services, Inc.*

John W. Rollins, Jr.       President and      1967 to date  52 1,012,350(7) 2.2%
                           Chief Operating
                           Officer; Senior
                           Vice Chairman
                           of the Board,
                           Rollins
                           Environmental
                           Services, Inc.*;
                           Chairman of the
                           Board, Matlack
                           Systems, Inc.**(3)


*Rollins Environmental Services, Inc. is engaged in the business of industrial waste disposal.
**Matlack Systems, Inc. is engaged in the business of bulk trucking.

(l) The nominees and other directors have held the positions of responsibility set out in the above column (but not necessarily their present title) for more than five years. In addition to the directorships listed in the above column, the following individuals also serve on the board of directors of the following companies: Gary W. Rollins, Rollins, Inc. and RPC Energy Services, Inc.; John W. Rollins, Rollins, Inc., Matlack Systems,
     Inc., RPC Energy Services, Inc. and FPA Corp.; Henry B. Tippie, Rollins, Inc. and RPC Energy Services, Inc.; William B. Philipbar, Jr., Matlack Systems, Inc., Rollins Environmental Services, Inc. and Medical Safetec.

(2)  All shares are owned beneficially.

(3) John W. Rollins is the uncle of Gary W. Rollins and the father of John W. Rollins, Jr.

(4) Does not include 163,744* shares held by his wife and 86,226* shares held by his wife as Custodian for his minor children.

(5) Does not include 1,123,574* shares held as Co-Trustee, 25,500* shares held as Trustee, 21,000* shares owned by his wife and 20,250* shares held by his wife as Trustee for his children, or 30,000* shares owned by a partnership over which Mr. Tippie has sole voting power.

(6) Does not include 714,712* shares held as Co-Trustee, 84,186* shares held as Trustee for his children and 71,634* shares representing a proportionate interest of shares held by a general partnership.

(7) Does not include 408,862* shares held as Co-Trustee, 56,250* shares held as Custodian, 15,750* shares held by his wife and 34,030* shares held by his wife as Custodian for his children.

*The Messrs. Rollins and Tippie disclaim any beneficial interest in these holdings.

                                        PROPOSAL NO. 2
                         AMENDMENT TO CERTIFICATE OF INCORPORATION
                            RELATING TO AUTHORIZED COMMON STOCK

    The first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, provides, in part, that the Company's authorized Common Stock, par value $1.00 per share, is 50,000,000 shares. As of November 30, 1994 the Company had 45,808,314 shares issued and outstanding and 2,389,652 shares reserved for issuance upon exercise of various Incentive Stock Options. On that date, the Company, therefore, had only 1,802,034 shares of its Common Stock available for issue. Although the Company does not now have any plan to issue additional shares, circumstances could arise which would render desirable the issuance of more shares of Common Stock than are now available for issue. In order to give the Company flexibility in its decision making process, the Board of Directors has recommended that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation, as amended, be further amended by increasing the authorized number of shares of Common Stock, par value $1.00 per share, from 50,000,000 shares to 100,000,000 shares.

    A copy of the first paragraph of Article FOURTH of the Restated Certificate of Incorporation, as amended, is attached to this Proxy Statement as Appendix "A". It is proposed that the provision of the first paragraph enclosed in brackets and underlined be deleted from the Restated Certificate of Incorporation, as amended, and the provision enclosed in brackets and italicized be added thereto.

    In order for the proposed amendment to the Company's Restated Certificate of Incorporation, as amended, to be adopted, the affirmative vote of the holders of a majority of all outstanding Common Stock, will be required. Unless a shareholder WITHHOLDS AUTHORITY, the proxy holders will vote FOR the adoption of the proposed amendment.

                              BOARD OF DIRECTORS AND BOARD COMMITTEES

             The Board of Directors held four regularly scheduled meetings during fiscal year 1994. All members of the Board attended each meeting.

             Audit Committee. The Audit Committee consists of William B. Philipbar, Jr., Chairman, and Gary W. Rollins. The Audit Committee held two meetings during the last fiscal year. The Committee's functions include consulting with the Company's independent public accountants concerning the scope and results of the audit, reviewing the evaluation of internal accounting controls and inquiring into special accounting-related matters.

             Executive Committee. The Executive Committee consists of Henry B. Tippie, Chairman, John W. Rollins and John W. Rollins, Jr. The Executive Committee held six meetings during the last fiscal year. The Executive Committee has the power to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of the By-Laws of the Company. The Executive Committee performs all of the functions of a compensation committee of the Board of Directors.

             Stock Option Committee. The Stock Option Committee consists of Henry B. Tippie, Chairman, and John W. Rollins. The Stock Option Committee held one meeting during the last fiscal year. The Stock Option Committee administers the Company's outstanding Stock Option Plans including the granting of options to various employees of the Company and its subsidiaries.

             The Company does not have a nominating committee of the Board of Directors.

                                     DIRECTORS' COMPENSATION

             Directors who are not full-time employees of the Company or any of its subsidiaries are each paid an annual retainer for Board service of $8,000 and an attendance fee of $750 for each Board of Directors or committee meeting attended. Effective October 1, 1994 the annual retainer for Board Service will increase to $10,000.

             Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 7 shall not be incorporated by reference into any such filings.


                REPORT OF THE EXECUTIVE AND STOCK OPTION COMMITTEES OF THE
                      BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

             During fiscal year 1994, the members of the Executive Committee of the Board of Directors held primary responsibility for determining executive compensation levels.

             The Company is engaged in a highly competitive industry. As a consequence, the Company views its ability to attract and retain qualified executives as the cornerstone of its future success. In order to accomplish this objective, the Company has endeavored to structure its executive compensation in a fashion that takes into account the Company's operating performance and the individual performance of the executive. Of necessity, this analysis is subjective in nature and not based upon a structured formula. The factors referred to above are not weighted in an exact fashion.

             Pursuant to the above compensation philosophy, the total annual compensation of executive officers of the Company is made up of one or more of three elements. The three elements are salary, an annual incentive compensation package and, in some years, grants of stock options.

             The salary of each executive officer is determined by the Executive Committee. As previously stated, in making its determinations the Executive Committee gives consideration to the Company's operating performance for the prior fiscal year and the individual executive's performance.

             The annual incentive compensation package for the non-Director Named Executive who is an employee of a wholly-owned subsidiary is developed by the Chief Operating Officer of the Company prior to the end of each fiscal year. It is based upon a performance formula for the ensuing fiscal year. That performance formula and incentive package is then reviewed by the Executive Committee and is either accepted, amended or modified. The other non-Director Named Executive annual incentive compensation is on a similar basis. None of the members of the Board of Directors participate in the incentive program.

            Awards under the Company's Stock Option Plans are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. Grants are made under the Plans and the Plans are administered by disinterested directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock options, the Stock Option Committee gives consideration to the overall performance of the Company and the performance of individual employees.

                             CEO COMPENSATION

             The CEO's compensation is determined by the Executive Committee. As is the case with respect to the Named Executives, the CEO's compensation is based upon the Company's operating performanc and his individual performance. The decision of the Executive Committee is, however, very subjective and is not based upon any specific formula or guidelines. The CEO does not participate in the deliberations of the Executive Committee when his salary is determined. Neither the CEO nor any other member of the Executive Committee participates in any Company incentive program. The CEO has never received a Stock Option from the Company.

                 Executive Committee                 Stock Option Committee

                 Henry B. Tippie, Chairman           Henry B. Tippie, Chairman
                 John W. Rollins                     John W. Rollins
                 John W. Rollins, Jr.



             COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

             Based on its review of the copies of such forms received by it, the Company believes that during its fiscal year ended 1994 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows:

             William B. Philipbar, Jr. inadvertently omitted to file a Form 3 upon becoming a director. Michael B. Kinnard inadvertently omitted to file a Form 3 upon becoming an officer.

                                  COMMON STOCK PERFORMANCE

             The following table reflects a comparison of the cumulative total shareholder return on the Company's common stock with the S&P Composite 500 Index and S&P Transportation (Miscellaneous) Index, respectively, for the five year period commencing October 1, 1989 through September 30, 1994. The table assumes that the value of the investment in the Company's common stock and each index was 100 at September 30, 1989 and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on the Company's common stock.

                                *******************Years******************

                                1989    1990   1991    1992    1993   1994

Rollins Truck Leasing Corp.     100     76     190     232     400    344
S&P 500                         100     91     119     132     149    155
S&P TRANS (MISC)                100     60      67      78     122    126

Assumes $100 Invested on October 1, 1989

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following directors serve on the Company's Executive Committee: John W. Rollins, John W. Rollins, Jr. and Henry B. Tippie. Each is an employee of the Company, but none participate in the deliberations of the Executive Committee with respect to his own compensation. Henry B. Tippie serves on the Compensation Committees of Rollins, Inc. and RPC Energy Services, Inc. John W. Rollins, John W. Rollins, Jr. and Henry B. Tippie are members of the Executive Committees of Rollins Environmental Services, Inc. and Matlack Systems, Inc.
The Executive Committee of each of these two Companies performs the functions of a Compensation Committee.

                            EXECUTIVE COMPENSATION

    Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended September 30, 1992, 1993 and 1994, of those persons who were, at September 30, 1994, (i) the Chairman and Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual salary exceeded $100,000 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE
                                                           ****Long Term Compensation***
                            ***Annual Compensation***      ******Awards******    *Payouts*
                                                           Restricted   Stock              All Other
Name and                                      Other Annual    Stock     Options    LTIP     Compen-
Principal                    Salary    Bonus   Comp. (2)   Awards (3)   /SARs     Payouts    sation
Position             Year (1)   $         $        $           $           #          $          $

John W. Rollins      1994    570,000    -0-       -        -0-            -0-      -0-      -0-
Chairman of the      1993    525,000    -0-       -        -0-            -0-      -0-      -0-
Board and CEO        1992    500,000    -0-       -        -0-            -0-      -0-      -0-

Patrick J. Bagley    1994    197,500    45,000    -        -0-            -0-      -0-      -0-
Vice Pres.-Finance,  1993    186,250    40,000    -        -0-            6,000    -0-      -0-
Treasurer and CFO    1992    171,250    35,000    -        -0-            9,000    -0-      -0-

David F. Burr        1994    325,000   349,247    -        -0-            -0-      -0-      -0-
Chairman, and        1993    318,269   444,063    -        -0-            9,000    -0-      -0-
CEO of Rollins
Leasing Corp.

John W. Rollins, Jr. 1994    570,000     -0-      -        -0-            -0-      -0-      -0-
President and COO    1993    525,000     -0-      -        -0-           12,000    -0-      -0-
                     1992    500,000     -0-      -        -0-           13,500    -0-      -0-

Henry B. Tippie      1994    570,000     -0-      -        -0-             -0-     -0-      -0-
Chairman- Executive  1993    525,000     -0-      -        -0-             -0-     -0-      -0-
Committee            1992    500,000     -0-      -        -0-             -0-     -0-      -0-

(1)   Fiscal years ending September 30.

(2) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.

(3)  No awards have ever been made.


                       OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

              There were no stock option grants to the Company's Named Executives during fiscal year 1994. The Company does not have any Stock Appreciation Rights outstanding.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION/SAR VALUES

              The following table summarizes option exercises during fiscal year 1994 by the Company's Named Executives, and the value of the options held by such persons as of September 30, 1994. The Company has not granted and does not have any Stock Appreciation Rights outstanding.

                                                                                                                     Value of
                                                                        Number of                   Unexercised
                                                                       Unexercised                  In-the-Money
                                                                        Options at                   Options at
                        Shares Acquired          Value                 FY-End (#)(1)                FY-End($)(2)
   Name (3)             on Exercise (#)(1)   Realized ($)(4)     Exercisable/Unexercisable   Exercisable/Unexercisable

Patrick J. Bagley        5,246               $ 47,206            33,284         28,683       $260,313       $142,488
David F. Burr           17,624               $143,072            15,375         44,247       $ 98,454       $224,354
John W. Rollins, Jr.    20,250               $106,880            12,000          6,000           -              -

(1) Adjusted for the three-for-two common stock split distributed on September 15, 1994.

(2) The value of the Company's common stock on September 30, 1994 was $11.625 per share.

(3) John W. Rollins and Henry B. Tippie did not acquire or have any outstanding Incentive Stock Options.

(4) Fair market value of underlying security at exercise date less the exercise price.


                         LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

            There were no Long-Term Incentive Plan Awards to the Named Executives during fiscal year 1994.


                                          DEFINED BENEFIT PLANS

            The Company's Pension Plan is a non-contributory qualified defined benefit plan. All full time employees of the Company (except certain employees covered by collective bargaining agreements) are eligible to participate in the Pension Plan. Up to September 30, 1989, retirement benefits were equal to the sum of from 1% to 1.8% of an employee's annual cash compensation for each year of service to age 65. Commencing October 1, 1989 and thereafter, retirement benefits are equal to the sum of 1.35% of earnings up to covered compensation, as that term is defined in the Plan, and 1.7% of earnings above covered compensation. Covered compensation includes regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

            Retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's benefits may be paid in certain alternative forms having actuarially equivalent values. Retirement benefits are fully vested at the completion of five years of credited service or, if earlier, upon reaching age 55. The maximum annual benefit under a qualified pension plan is currently $118,800 beginning at the Social Security retirement age (currently age 65).

            The Company maintains a non-qualified, defined benefit plan, called the Excess Benefit Plan, which covers those participants of the Pension Plan whose benefits are limited by the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the amount of the benefit payable without limitation and the amount of the benefit payable under the Pension Plan.

            Annual pension benefit projections for the Named Executives assume:
(a) that the participant remains in the service of the Company until age 65;
(b) that the participant's earnings continue at the same rate as paid in the fiscal year ended September 30, 1994 during the remainder of his service until age 65; and (c) that the Plans continue without substantial modification.

            The estimated annual benefit at retirement for each of the following Named Executives of the Company is: Patrick J. Bagley, $89,090;
David F. Burr, $187,251; John W. Rollins, Jr., $233,403; and Henry B. Tippie, $119,903. The annual benefit for John W. Rollins ($53,949) is the amount of retirement income which he was required by Federal law to commence receiving as of April 1, 1988.

                                         AUDITORS

            The Board of Directors has not selected or recommended the name of an independent public accounting firm for approval or ratification by the shareholders. The Board of Directors believes that it will be in the best interests of the shareholders if it is free to make such determination based upon all factors that are then relevant.

            KPMG Peat Marwick LLP served as the Company's auditors for the Fiscal year ended September 30, 1994. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement should such representative so desire. Such representative also will be available to answer questions raised orally.

            During the fiscal year ended September 30, 1994, KPMG Peat Marwick LLP's services rendered to the Company consisted of auditing the Company's financial statements. In this connection, KPMG Peat Marwick LLP performed such tests of the Company's accounting records and other auditing procedures as were required by generally accepted auditing standards.


                             SHAREHOLDER PROPOSALS

            Appropriate proposals of eligible shareholders (an eligible shareholder must be a record or beneficial owner of at least l% or $l,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year) intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Company no later than August 25, 1995 for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                                MISCELLANEOUS
            ON WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL SHAREHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1994, WHICH INCLUDES THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR A COPY OF FORM 10-K SHOULD BE MADE
IN WRITING AND ADDRESSED TO:

                         PATRICK J. BAGLEY
                         VICE PRESIDENT-FINANCE AND TREASURER
                         ROLLINS TRUCK LEASING CORP.
                         P. O. BOX 1791
                         WILMINGTON, DELAWARE  19899

            THE COMPANY WILL CHARGE REASONABLE OUT-OF-POCKET EXPENSES FOR THEREPRODUCTION OF EXHIBITS TO FORM 10-K SHOULD A SHAREHOLDER
REQUEST COPIES OF SUCH EXHIBITS.

            The Company's Annual Report for the fiscal year ended September 30, 1994 has been mailed to shareholders under separate cover.

            The Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                                           BY ORDER OF THE BOARD OF DIRECTORS
                                                MICHAEL B. KINNARD, Secretary
Wilmington, Delaware
December 21, 1994

                                 ROLLINS TRUCK LEASING CORP.

   PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

                        Thursday, January 26, 1995, 9:00 A.M., E.S.T.

         The undersigned hereby constitutes and appoints John W. Rollins, Jr. and Michael B. Kinnard, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on January 26, 1995 at 9:00 A.M. Eastern Standard Time, First Floor, 1209 Orange Street, Wilmington, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual
Meeting and Proxy Statement dated December 21, 1994, as follows:

                          (Mark only one box for each proposal)


1.    ECTION OF DIRECTORS

      Nominees: John W. Rollins and Henry B. Tippie

      /  /      VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):
______________________________________________________________________________

     /  /       VOTE WITHHELD FROM all nominees.

2.     FOR       AGAINST      WITHHELD from voting on the amendment to the
     Company's Certificate of Incorporation to increase the number of shares of Common Stock, par value $1.00 per share, that the Company is authorized to issue from 50,000,000 to 100,000,000 shares.

3. At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

                                              (OVER)

                                   (CONTINUED FROM OTHER SIDE)


            The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated December 21, 1994, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROLLINS TRUCK LEASING CORP. AND THE SHARES REPRESENTED BY THIS PROXY
WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                   Please sign below, date and return promptly.




                                        Signature(s) of Shareholder(s)

                                                   DATED:  January     , 1995

                                   Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their titl(s) on signing


NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES

                                APPENDIX "A"



NOTE:    DELETIONS ARE ENCLOSED IN BRACKETS AND UNDERLINED.
         ADDITIONS ARE ENCLOSED IN BRACKETS AND ITALICIZED.

FOURTH: The total number of shares of stock which this corporation shall have authority to issue is (Fifty One Million (51,000,000)) (One Hundred and One Million (101,000,000)) shares divided into two classes, namely Preferred Stock and Common Stock. The number of shares of Preferred Stock which this corporation is authorized to issue is One Million (1,000,000) shares without par value; the number of shares of Common Stock which this corporation is authorized to issue is (Fifty Million (50,000,000)) (One Hundred Million (100,000,000)) shares with a par value of One Dollar ($1.00) per share.
















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